Exhibit 13.1
CERTIFICATION
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 20-F (the “Report”) for the period ended December 31, 2022 of Banco Latinoamericano de Comercio Exterior, S.A. (the “Company”).
I, Jorge Salas, the Chief Executive Officer of the Company, certify that:
(i)The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 28, 2023

By:
/s/ Jorge Salas
Chief Executive Officer